SUB-ITEM 77I

         MFS High Income Fund, a series of MFS Series Trust III, established a new class of shares, Class R Shares, as described in the prospectus supplement contained in the Post-Effective Amendment No. 33, to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.